SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):           March 21, 2006

AAVID THERMAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27308	02-0466826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Eagle Square, Suite 509
Concord, New Hampshire	03301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:           (603) 224-1117

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
     On March 21, 2006, Aavid Thermal Technologies, Inc. (“ATTI”) entered into a Third Supplement Indenture dated as of March 21, 2006 (the “Supplemental Indenture”) with the Guarantors named on the signature page thereto and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), a New York banking corporation, as trustee, to the Indenture dated as of February 2, 2000 (as amended, the “Indenture”), relating to ATTI’s 12-3/4% Senior Subordinated Notes due 2007 (the “Notes”). The Supplemental Indenture was entered into in connection with ATTI’s tender offer and consent solicitation with respect to the Notes, which was commenced on March 8, 2006.
     The Supplemental Indenture amends the Indenture governing the Notes to (i) eliminate substantially all of the restrictive covenants and reporting covenants and certain events of default contained in the Indenture and (ii) amend the minimum notice requirement in respect of a redemption of Notes so that ATTI may within five days redeem any Notes that remain outstanding following the mergers (as defined below) and tender offer.
     The amendments to the Indenture pursuant to the Supplemental Indenture will not become effective until the satisfaction of various conditions, including but not limited to, the consummation of proposed mergers (collectively, the “mergers”) pursuant to which ANSYS, Inc. and certain of its affiliates will acquire ATTI and the computational fluid dynamics software business operated by ATTI’s wholly owned subsidiary, Fluent Inc. Consummation of the mergers is also subject to various customary conditions, including, among others, expiration or termination of the applicable Hart-Scott-Rodino waiting period and the absence of any material adverse change with respect to each party’s business.
     The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture filed as Exhibit 4.1 and incorporated by reference.
Item 3.03.      Material Modification to Rights of Security Holders.
     See description under “Item 1.01 Entry into a Material Definitive Agreement” above regarding the execution on March 21, 2006 of the Supplemental Indenture relating to the Notes.
Item 8.01.      Other Events.
     As of 5:00 p.m., New York City time on Tuesday, March 21, 2006, which was the deadline for holders to tender their Notes in order to receive the consent payment of $25.00 per $1,000 principal amount of the Notes, ATTI had received the requisite tenders and consents from holders of $123,759,000 in aggregate principal amount of the Notes, representing approximately 99.96% of the outstanding Notes, in connection with ATTI’s tender offer and consent solicitation for the Notes which was commenced on March 8, 2006.
     The amount tendered represents a sufficient number of consents required to approve the Supplemental Indenture described under “Item 1.01 Entry into a Material Definitive Agreement” above.

Exhibit No.	Description

4.1	Third Supplemental Indenture dated as of March 21, 2006 among Aavid Thermal Technologies, Inc. (“ATTI”), the Guarantors named on the signature page thereto and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), a New York banking corporation, as trustee, relating to ATTI’s 12-3/4% Senior Subordinated Notes due 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAVID THERMAL TECHNOLOGIES, INC.
By:	/s/ John W. Mitchell
	Name:	John W. Mitchell
	Title:	General Counsel

Date: March 23, 2006

Exhibit Index

Exhibit No.	Description

4.1	Third Supplemental Indenture dated as of March 21, 2006 among Aavid Thermal Technologies, Inc. (“ATTI”), the Guarantors named on the signature page thereto and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), a New York banking corporation, as trustee, relating to ATTI’s 12-3/4% Senior Subordinated Notes due 2007.